UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  April 11, 2007

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NUTRACEA
(Exact Name of Registrant as Specified in Charter)

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‘
California	0-32565	87-0673375
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5090 N. 40th Street, Suite 400 Phoenix, AZ	85018
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (602) 522-3000

 (Former name or Former Address, if Changed Since Last Report.)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events.

As previously disclosed in the Quarterly Report on Form 10-Q of NutraCea for the period ended March 31, 2007, in April 2007 we acquired shares of convertible preferred stock and secured convertible notes of a customer from the holders of those outstanding securities, for an aggregate of approximately $5,200,000.  NutraCea acquired 1,000,000 shares of Series D Preferred Stock of Vital Living, Inc. (“VL”), which constitutes all of the outstanding shares of Series D Preferred Stock of VL, from the holder thereof, and approximately $4,200,000 aggregate principal amount of senior secured convertible notes of VL (the “Notes”), representing 100% of the outstanding Notes, from the holders of the Notes.  To NutraCea’s knowledge, no officer or director of NutraCea owns any securities of Vital Living.

The Notes bear interest at a rate of 12% per annum.  VL may pay all interest due on the Notes in either cash or shares of VL common stock, at VL’s sole option. The principal of the Notes is payable in cash. The Notes are secured by a security interest in substantially all of VL’s assets.  The Notes are convertible into shares of common stock of VL at a conversion price of $0.24 per share, as amended by NutraCea and VL at any time after October 31, 2007.  Other terms of the Notes are described in the Annual Report on Form 10-K of Vital Living for the period ended December 31, 2006, including note 6 to the financial statements included in that Form 10-K.  The Series D Preferred Stock has a liquidation preference of $1.00 per share senior to the liquidation preferences of VL’s Series B Preferred Stock and Senior C Preferred Stock, is convertible into common stock at a conversion price that is currently $0.25 per share, and votes with the VL common stock on an as-converted basis.  Other terms of the Series D Preferred Stock are described in the Annual Report on Form 10-K of Vital Living for the period ended December 31, 2006, including note 8 to the financial statements included in that Form 10-K.  VL has previously filed the forms of the notes and the related agreements as exhibits to its Report on Form 8-K filed with the Securities and Exchange Commission, or SEC, on December 19, 2003, and has previously filed a description of the rights of the Series D Preferred Stock acquired by NutraCea as an exhibit to its Report on Form 8-K filed with the SEC on September 8, 2003.

VL reported in its annual report on Form 10-K for the year ended December 31, 2006, that its board of directors approved a modification to the Notes and Series D Preferred Stock that allows for both of these securities to be converted into VL common stock at the current market price of the stock as defined in the senior secured convertible note agreement relating to the Notes; that in exchange for this modification, the holders of the Notes and Series D Preferred Stock would agree to forego future interest payments and to extend the term of the Notes by twelve months; and that if the terms of the Notes and the Series D Preferred Stock were so modified, then in the event the holders of the Notes and Series D Preferred Stock converted those securities into shares of VL common stock pursuant to the terms contained in the modifications approved by the VL board, those holders would obtain voting control of VL. As of the date of this report, VL has not offered this opportunity to the holders of the Notes or the Series D Preferred Stock.

Item 9.01 Financial Statements and Exhibits.

(a)	Exhibits.

99.1	Form of Senior Secured Convertible Note of Vital Living, Inc. (Incorporated by reference to Exhibit 4.2 to the Report on Form 8-K filed by Vital Living with the SEC on December 19, 2003.)
99.2	Form of securities purchase letter agreement, dated April 2007, by and between NutraCea and the holder of notes and/or preferred stock of Vital Living, Inc.
99.3	Form of securities purchase letter agreement, dated April 2007, by and between NutraCea and the holder of notes and/or preferred stock of Vital Living, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUTRACEA

Date: May 30, 2007	By:	/s/ Brad Edson

Brad Edson
Chief Executive Officer
(Duly Authorized Officer)